UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2015
(November 9, 2015)

TAL INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-126317	20-1796526
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manhattanville Road Purchase, New York 10577	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 251-9000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Transaction Agreement

On November 9, 2015, TAL International Group, Inc., a Delaware corporation (the “TAL”), entered into a Transaction Agreement (the “Transaction Agreement”) with Triton International Limited, a Bermuda exempted limited liability company (“Holdco”), Triton Container International Limited, a Bermuda exempted limited liability company (“Triton”), Ocean Delaware Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Holdco (“Delaware Merger Sub”), and Ocean Bermuda Sub Limited, a Bermuda exempted limited liability company and direct wholly owned subsidiary of Holdco (“Bermuda Merger Sub”). Upon the terms and subject to the conditions set forth in the Transaction Agreement, Bermuda Merger Sub will merge with and into Triton (the “Triton Merger”), with Triton as the surviving corporation, and, immediately thereafter, Delaware Merger Sub will merge with and into TAL (the “TAL Merger” and, together with the Triton Merger, the “Mergers”), with TAL as the surviving corporation. As a result of the Mergers, both Triton and TAL will become wholly owned subsidiaries of Holdco.

At the effective time of the Triton Merger, each Triton common share will be converted into the right to receive a number of Holdco common shares equal to the Triton Exchange Ratio (as defined in the Transaction Agreement). At the effective time of the TAL Merger, each share of common stock of TAL will be converted into one Holdco common share. As a result of the Mergers, former TAL stockholders will hold approximately 45% and former Triton shareholders will hold approximately 55% of the Holdco common shares outstanding immediately after the closing of the Mergers.

Upon the closing of the Mergers, the initial Board of Directors of Holdco will be composed of nine directors: four incumbent TAL directors; three incumbent directors from the Board of Directors of Triton; one additional director to be identified by Triton; and one additional independent director to be identified by the TAL Nominating and Governance Committee after conducting an executive search prior to the closing of the Mergers.

Brian M. Sondey, who is the current Chairman, President and Chief Executive Officer of TAL, will serve as the Chairman and Chief Executive Officer of Holdco; Simon Vernon, who is the current Chief Executive Officer of Triton, will serve as the President of Holdco; and John Burns, who is the current Chief Financial Officer of TAL, will serve as the Chief Financial Officer of Holdco. The other executive officers of Holdco will be appointed by the Board of Directors of Holdco.

The Transaction Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. Until the earlier of the termination of the Transaction Agreement and the closing of the Mergers, TAL and Triton have agreed to operate their respective businesses in the ordinary course and have agreed to certain other operating covenants, as set forth more fully in the Transaction Agreement.

The closing of the Mergers is subject to customary conditions, including (i) approval by TAL’s stockholders and Triton’s shareholders, (ii) approval for listing of the Holdco common shares to be issued to TAL’s stockholders on the New York Stock Exchange, (iii) the absence of any order prohibiting or restraining the Mergers, (iv) the effectiveness under the Securities Act of 1933 of a registration statement covering the Holdco common shares to be issued to TAL stockholders, (v) the expiration or termination of the waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of competition clearances in South Korea and Germany, (vi) subject to certain exceptions, the accuracy of TAL’s and Triton’s representations and warranties in the Transaction Agreement, (vii) the performance in all material respects by TAL and Triton of their respective pre-closing obligations under the Transaction Agreement, (viii) receipt of an officers’ certificate of TAL and Triton certifying to the other party’s clauses (vi) and (vii), and (ix) the delivery of an opinion from tax counsel to Triton to the effect that either the Triton Merger will qualify as a reorganization for U.S. federal income tax purposes or the Mergers together will be treated as a contribution of property to a controlled corporation for U.S. federal income tax purposes.

Under the Transaction Agreement, TAL and Triton have each agreed not to solicit alternative TAL Acquisition Proposals or Triton Acquisitions Proposals (each as defined in the Transaction Agreement),

respectively. However, TAL may, subject to the terms and conditions set forth in the Transaction Agreement, furnish information to, and engage in discussions and negotiations with, a third party that makes an unsolicited TAL Acquisition Proposal that TAL’s Board of Directors determines in good faith constitutes or could reasonably be expected to lead to a TAL Superior Proposal (as defined in the Transaction Agreement). Under certain circumstances and subject to compliance in all but immaterial respects with certain provisions of the Transaction Agreement, TAL may terminate the Transaction Agreement in order to enter into a definitive agreement for a TAL Superior Proposal. In the event that TAL furnishes non-public information on its business to, or engages in discussions with, a third party regarding a TAL Acquisition Proposal (other than discussions of up to five days in order to clarify the terms of a TAL Acquisition Proposal), (i) Triton will have similar rights to furnish information to, and engage in discussions with a third party that makes an unsolicited Triton Acquisition Proposal that Triton’s Board of Directors determines in good faith constitutes or could reasonably be expected to lead to a Triton Superior Proposal (as defined in the Transaction Agreement), and (ii) under certain circumstances and subject to compliance in all but immaterial respects with certain provisions of the Transaction Agreement, Triton may terminate the Transaction Agreement in order to enter into a definitive agreement for a Triton Superior Proposal.

The Transaction Agreement may also be terminated with the mutual written consent of TAL and Triton, or by either of TAL or Triton if (i) any governmental entity has issued a final and non-appealable order permanently restraining, enjoining or otherwise prohibiting the Mergers, (ii) the Mergers have not been consummated by May 9, 2016 (the “End Date”); provided, that the End Date may be extended to August 9, 2016 if necessary to obtain regulatory approvals or if the registration statement on Form S-4 to be filed in connection with the transaction is not effective on or prior to February 16, 2016, (iii) the requisite TAL stockholder approval has not been obtained upon a vote taken at the duly convened meeting of stockholders or at any adjournment or postponement of such meeting or (iv) the other party breaches or fails to perform any of its representations, warranties, covenants or agreements, and such breach or failure to perform (1) would give rise to the failure of a closing condition and (2) has not been or cannot be cured within 30 days or by the End Date. In addition, Triton may terminate the Transaction Agreement in the event there has been a Change in TAL Recommendation (as defined in the Transaction Agreement).

Upon termination of the Transaction Agreement under certain circumstances relating to competing TAL Acquisition Proposals, including a termination by TAL to enter into a definitive agreement for a TAL Superior Proposal, or if there has been a Change in TAL Recommendation, TAL may be required to pay Triton a termination fee of $19,484,275. Upon termination of the Transaction Agreement by Triton to enter into a definitive agreement for a Triton Superior Proposal, Triton may be required to pay TAL a termination fee of $65,000,000. If the Transaction Agreement is terminated because the requisite TAL stockholder vote is not obtained or because the Mergers have not been completed by the End Date (but only if the TAL stockholders meeting has not been held by the End Date in circumstances where the failure by Triton, Holdco, Bermuda Merger Sub or Delaware Merger Sub to comply with the Transaction Agreement was not the primary cause of such failure to hold the TAL stockholders meeting by such date), TAL may be required to reimburse Triton’s expenses of up to $3,500,000.

Voting and Support Agreements

In connection with the entry into the Transaction Agreement, TAL, Triton and certain Triton shareholders (each, a “Shareholder”) collectively holding more than 99% of the outstanding Triton voting shares entered into voting and support agreements, dated as of November 9, 2015 (each, a “Voting and Support Agreement”), under which each Shareholder has agreed to vote all of its outstanding Triton shares (i) in favor of the statutory merger agreement for the Triton Merger, the Triton Merger and any other proposal reasonably determined to be necessary by the Board of Directors of Triton in connection with the approval of the transaction, (ii) in favor of any proposal to adjourn or postpone a meeting of Triton’s shareholders to a later date if there are not sufficient votes to approve the Triton Merger, and (iii) against any action, proposal, transaction or agreement that would reasonably be likely to result in a breach or prevent, materially impede or materially delay Triton’s, Holdco’s or TAL’s ability to consummate the Mergers. Each Voting and Support Agreement provides that it will terminate if the Transaction Agreement is terminated in accordance with its terms.

Sponsor Shareholders Agreements

In connection with the entry into the Transaction Agreement, Holdco and certain affiliates of Warburg Pincus LLC(“Warburg Pincus”) and Vestar Capital Partners, Inc. (“Vestar” and, collectively with Warburg Pincus, the “Sponsor Shareholders”) have entered into shareholder agreements, which will become effective upon the closing of the Mergers (each, a “Sponsor Shareholders Agreement”).

Under the Sponsor Shareholders Agreements, following the closing of the Mergers, Warburg Pincus will have the ongoing right to designate two individuals to serve on the Holdco Board of Directors, and Vestar will have the ongoing right to designate one individual to serve on the Holdco Board of Directors, in each case subject to the approval by the Holdco Nominating and Corporate Governance Committee of any individuals so designated. The rights of Warburg Pincus and Vestar to designate individuals to serve on the Holdco Board of Directors are subject to reduction as their respective ownership of Holdco common shares declines.

The Sponsor Shareholders Agreements provide that for so long as the Sponsor Shareholders hold more than 5% of the outstanding common shares of Holdco, they and their affiliates will not, directly or indirectly, (i) acquire or propose to acquire additional equity securities (including derivatives) of Holdco, subject to exceptions for share dividends and issuances of shares to Holdco’s existing shareholders, (ii) offer, propose or enter into any merger, amalgamation, scheme of arrangement, business combination, recapitalization, tender or exchange offer, or other similar extraordinary transaction (an “Extraordinary Transaction”), or offer to acquire Holdco, (iii) solicit proxies or consents (except for any solicitation in furtherance of the recommendation of the Holdco Board of Directors), (iv) deposit any Holdco securities in a voting trust or subject any Holdco securities to a voting agreement or similar agreement, (v) submit shareholder proposals or call special shareholder meetings, (vi) form a “group” with, or otherwise act in concert with, any other Holdco shareholder (including with any other Triton shareholder), (vii) instigate, encourage, facilitate, join or assist any third party to do any of the foregoing or (viii) agree to take any of the foregoing actions, or request any waiver of the standstill or voting restrictions below other than through a confidential waiver request submitted to the Chief Executive Officer or Chairman of Holdco that the shareholder making the request, after consulting legal counsel, would not reasonably expect to require (1) the Board of Directors of Holdco or Holdco to issue a public statement or (2) any public disclosure by such shareholder.

The Sponsor Shareholders Agreements further provide that, for so long as the Sponsor Shareholders own at least 5% of the outstanding shares of Holdco, the Sponsor Shareholders will vote (a) 55% of their Holdco common shares in the same proportion as the votes cast by the shareholders of Holdco who are not Sponsor Shareholders or their affiliates in any election or removal of directors (other than with respect to any contested election, any election or removal of the Sponsor Designated Directors or any replacement thereof), and the remaining 45% of their Holdco common shares in favor of the slate of directors nominated by the Nominating and Corporate Governance Committee of Holdco, and (b) 100% of their Holdco common shares in the same proportion as the votes cast by the shareholders of Holdco who are not Sponsor Shareholders or their Affiliates in any vote or consent on a shareholder proposal or Extraordinary Transaction, unless approved by a majority of the directors on the Board and, in the case of an Extraordinary Transaction, such Extraordinary Transaction provides equal treatment of all Holdco common shares.

The Sponsor Shareholders Agreements further provide that, for six months after the closing of the Mergers, subject to certain exceptions, such Sponsor Shareholders may not transfer any of their respective Holdco common shares unless such transfer is (i) pursuant to or in connection with a Recommended Transaction (as defined in the Sponsor Shareholders Agreements) or (ii) approved by the Board of Directors of Holdco. The Sponsor Shareholders Agreements further provide that the initial sale of Holdco common shares by the Sponsor Shareholders will be a registered, underwritten public offering unless a registered, underwritten public offering was completed prior thereto or if the debt agreements of Triton or any of its subsidiaries have been amended such that a transfer by certain Triton shareholders would not trigger a change of control as defined in the Triton debt agreements. The Sponsor Shareholders Agreements also govern Holdco’s and the Sponsor Shareholders’ respective rights and obligations with respect to the registration for resale of Holdco common shares held by the Sponsor Shareholders following the Mergers.

Holdco has agreed to use reasonable best efforts to conduct a registered, underwritten public offering prior to the date that is six months from the closing of the Mergers, unless the Triton debt agreements have been amended in a manner that a transfer by certain Triton shareholders would not trigger a change of control (as defined in the Triton debt agreements).

Lock-Up Agreements

In connection with the entry into the Transaction Agreement, Holdco and certain Triton shareholders associated with Pritzker Family business interests (each, a “Pritzker Shareholder”) have entered into shareholder agreements before the closing of the Mergers (each, a “Lock-Up Agreement”). The Lock-Up Agreements provide that, for six months after the closing of the Mergers, subject to certain exceptions, such Pritzker Shareholders may not transfer any of their respective Holdco common shares unless such transfer is (i) pursuant to or in connection with a Recommended Transaction (as defined in the Lock-Up Agreements) or (ii) approved by the Board of Directors of Holdco. The Lock-Up Agreements further provide that the initial sale of Holdco common shares by the Pritzker Shareholder will be pursuant to a registered, underwritten public offering unless a registered, underwritten public offering was completed prior thereto or if the Triton debt agreements have been amended such that such transfer would not trigger a change of control as defined in the Triton debt agreements.

The foregoing description of the Transaction Agreement, Voting and Support Agreements, Sponsor Shareholders Agreements and Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, together with its exhibits, which are filed as Exhibit 2.1 hereto, and are incorporated herein by reference. The Transaction Agreement and its exhibits and this summary are not intended to modify or supplement any factual disclosures about TAL or Triton, and should not be relied upon as disclosure about TAL or Triton without consideration of the periodic and current reports and statements that TAL files with the Securities and Exchange Commission (the “SEC”). The terms of the Transaction Agreement and its exhibits govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated thereby. In particular, the representations and warranties made by the parties to each other in the Transaction Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto, and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure letters to the Transaction Agreement and its exhibits. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the entry into the Transaction Agreement, on November 9, 2015, TAL adopted the TAL International Group, Inc. Executive Severance Plan (the “Executive Severance Plan”) and the TAL International Group, Inc. Executive Retention Bonus Plan (the “Executive Retention Bonus Plan”), each of which is described below. The purpose of these plans is to encourage the participants to remain in TAL’s (and Holdco’s) employ during the merger approval and post-merger integration process, and to reward them for their efforts related thereto.

Executive Severance Plan

The Executive Severance Plan provides for severance payments to TAL’s named executive officers and all other senior vice presidents upon certain terminations of employment that occur prior to the first anniversary of the Mergers  (other than TAL’s Chief Executive Officer, whose existing employment agreement contains severance provisions that would apply in the event of the termination of his employment). The eligible executives are the Senior Vice President and CFO, the Senior Vice President, Asia Pacific,  the Senior Vice President, Trader and Global Operations, the Vice President, General Counsel & Secretary and the Senior Vice President, Europe and Middle East.

In the event that an eligible executive is involuntarily terminated for performance reasons, and provided that such termination is not the result of willful misconduct or gross negligence and is not for “cause” (as defined in the Executive Severance Plan), the executive will be eligible to receive the following severance payments: one week of base salary for one but less than five years of service; two weeks of base salary for five but less than ten years of service; and three weeks of base salary for ten or more years of service. In the event that an eligible executive’s employment is either (i) involuntarily terminated by TAL in connection with (1) a workforce reduction due to economic conditions or a decrease in company performance, (2) a reorganization causing the discontinuance of jobs or resulting in changed job aptitude or skill requirements, (3) being unable to locate another position after returning from a disability leave of absence because the prior position was filled or eliminated during the leave or (4) a transfer of job functions to a third party or (ii) terminated by the executive for “good reason” (as defined below), and provided in each case that the executive does not voluntarily resign or abandon his or her job, the executive does not accept a position within TAL or a third party to which TAL transfers job functions or sells assets, the executive does not decline an offer of a comparable position with TAL or a third party to which TAL transfers job functions or sells assets, and the termination is not for “cause” (as defined in the Executive Severance Plan), the executive will be eligible to receive a payment equal to eighteen months of base salary and target bonus. Any executive who is entitled to a greater package of combined notice and severance benefits due to contractual or statutory requirements will receive those benefits instead.

Severance payments under the Executive Severance Plan will be made in lump sum within forty five days of the executive’s termination date, subject to the executive’s prior execution of a waiver and release of claims, provided that if such waiver and release of claims is subject to a revocation period, payment will not be made until the expiration of such revocation period.

The Executive Severance Plan does not provide for any tax gross-up payments. In the event that any severance payment under the Executive Severance Plan would result in the executive being subject to any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), such severance payments will be reduced to the extent necessary to make such payments not subject to the excise tax.

For purposes of the Executive Severance Plan, “good reason” means (i) a material diminution in the executive’s base compensation, (ii) a material change in the geographical location at which the executive performs services or (iii) any other act or failure to act that constitutes a material breach by TAL of any employment agreement.

The foregoing description of the Executive Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Executive Severance Plan, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Executive Retention Bonus Plan

The Executive Retention Bonus Plan provides for a retention bonus payable to TAL’s named executive officers upon the earliest to occur of (i) the first anniversary of the closing of the Mergers, provided that the executive remains continuously employed through, and has not tendered a notice of resignation prior to, such date, (ii) the termination of the executive’s employment without “cause” (as defined in the Executive Retention Bonus Plan) or by the executive for “good reason” (as defined below), (iii) the executive’s death or disability and (iv) June 30, 2017, provided that the executive remains continuously employed through, and has not tendered a notice of resignation prior to, such date (the “Vesting Date”). The retention bonus is equal to six months of the executive’s base salary as of the Vesting Date and will be paid in a lump sum no later than sixty days following the Vesting Date.

The Executive Retention Bonus Plan does not provide for any tax gross-up payments. In the event that any retention bonus payable under the Executive Retention Bonus Plan would result in the executive being subject to any excise tax imposed under Section 4999 of the Code, such retention bonus will be reduced to the extent necessary to make such payment not subject to the excise tax.

For purposes of the Executive Retention Bonus Plan, “good reason” has the same meaning as described above for the Executive Severance Plan.

The foregoing description of the Executive Retention Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the Executive Retention Bonus Plan, which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

At a meeting of the Board, held on November 9, 2015, the Board amended the Bylaws of TAL (the “Bylaw Amendment”), which became effective immediately. The Bylaw Amendment added a new Article VIII that designates the Court of Chancery of the State of Delaware (or, only if the Court of Chancery in the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, another state or federal court located within the State of Delaware) as the sole and exclusive forum for certain legal actions, including derivative actions, actions asserting a breach of fiduciary duty by the directors or officers of TAL, actions based on the Delaware General Corporation Law or TAL’s Certificate of Incorporation or Bylaws, or actions asserting a claim governed by the internal affairs doctrine, unless TAL consents in writing to the selection of an alternative forum. The foregoing description of the Bylaw Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Amended and Restated Bylaws of TAL, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 9, 2015, TAL and Triton issued a joint press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein, announcing the execution of the Transaction Agreement and the transactions contemplated thereby.

On November 10, 2015, TAL and Triton will conduct a live conference call and webcast at 8:00 a.m. Eastern Time to provide supplemental information regarding the Mergers for investors and analysts. The toll-free telephone number for the call is (866) 547-1509 for participants in the U.S. and Canada, and the telephone number for other international participants is (920) 663-6208. The conference I.D. code is 75434916. The webcast of the conference call, along with related slides, will be accessible through TAL’s website at www.talinternational.com. A recorded version of the call will also be available for replay until the close of business on January 9, 2016, and may be accessed at (800) 585-8367 (U.S. and Canada) or (404) 537-3406 (other international). The slides (the “Investor Presentation”) that were made available in connection with this conference call are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this report on Form 8-K are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions.  These forward-looking statements include statements regarding our industry, future events, the proposed transaction between Triton and TAL, the estimated or anticipated future results and benefits of Triton and TAL following the transaction, including estimated synergies, the likelihood and ability of the parties to successfully close the proposed transaction, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of Triton and TAL management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding Triton’s and TAL’s respective businesses and the transaction, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Triton and TAL operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Triton and TAL operate; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of Triton’s or TAL’s management team; the ability of the parties to successfully close the proposed transaction, including the risk that the required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the transaction; failure to realize the anticipated benefits of the transaction, including as a result of a delay in completing the transaction or a delay or difficulty in integrating the businesses of Triton and TAL; uncertainty as to the long-term value of Triton  International common shares; the expected amount and timing of cost savings and operating synergies; failure to receive the approval of the stockholders of Triton and TAL for the transaction, and those discussed in TAL’s Annual Report on Form 10-K for the year ended December 31, 2014 under the heading “Risk Factors,” as updated from time to time by TAL’s Quarterly Reports on Form 10-Q and other documents of TAL on file with the Securities and Exchange Commission (“SEC”) or in the registration statement on Form S-4 that will be filed with the SEC by Holdco. There may be additional risks that neither Triton nor TAL does not presently know or that Triton and TAL currently believe are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Triton’s and TAL’s expectations, plans or forecasts of future events and views as of the date of this report. Triton and TAL anticipate that subsequent events and developments will cause Triton’s and TAL’s assessments to change. However, while Triton and TAL may elect to update these forward-looking statements at some point in the future, Triton and TAL specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Triton’s and TAL’s assessments as of any date subsequent to the date of this report.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This report is not a solicitation of a proxy from any stockholder of TAL, Triton or Holdco. In connection with the Transaction Agreement among TAL, Triton, Holdco, Delaware Merger Sub and Bermuda Merger Sub, Holdco and TAL intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 filed by Holdco that will contain a proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TAL, TRITON, HOLDCO AND THE MERGERS. The Form S-4, including the proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by TAL or Holdco with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. You have also obtain copies of the documents filed by TAL with the SEC free of charge on TAL’s website at www.talinternational.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

TAL, Triton, Holdco and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of TAL in connection with the Mergers. Information about TAL’s directors and executive officers is available in TAL’s definitive proxy statement, dated March 19, 2015, for its 2015 annual general meeting of stockholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4 and the proxy statement/prospectus regarding the Mergers that Holdco will file with the SEC when it becomes available.

Item 9.01 Financial Statements and Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
2.1

Transaction Agreement, dated as of November 9, 2015, by and among TAL International Group, Inc., Triton International Limited, Triton Container International Limited, Ocean Delaware Sub, Inc. and Ocean Bermuda Sub Limited†

3.1	Amended and Restated Bylaws of TAL International Group, Inc.

10.1	TAL International Group, Inc. Executive Severance Plan

10.2	TAL International Group, Inc. Executive Retention Bonus Plan

99.1	Joint Press Release, dated November 9, 2015, issued by TAL International Group, Inc. and Triton Container International Limited announcing the Transaction Agreement

99.2	Investor Presentation, dated November 9, 2015, delivered by TAL International Group, Inc. and Triton

Container International Limited

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish the omitted schedules to the U.S. Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAL International Group, Inc.

	By:	/s/ John Burns
John Burns
Date: November 9, 2015		Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Transaction Agreement, dated as of November 9, 2015, by and among TAL International Group, Inc., Triton International Limited, Triton Container International Limited, Ocean Delaware Sub, Inc. and Ocean Bermuda Sub Limited†

3.1	Amended and Restated Bylaws of TAL International Group, Inc.

10.1	TAL International Group, Inc. Executive Severance Plan

10.2	TAL International Group, Inc. Executive Retention Bonus Plan

99.1	Joint Press Release, dated November 9, 2015, issued by TAL International Group, Inc. and Triton Container International Limited announcing the Transaction Agreement

99.2	Investor Presentation, dated November 9, 2015, delivered by TAL International Group, Inc. and Triton Container International Limited

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish the omitted schedules to the U.S. Securities and Exchange Commission upon request by the Commission.